UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2009

CSS Industries, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-2661	13-920657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 21, 2009, the Human Resources Committee of our Board of Directors determined the performance objectives that must be met for incentive compensation to be paid to our named executive officers under our Management Incentive Program (“MIP”) with respect to the fiscal year ending March 31, 2010. The Human Resource Committee also determined that the fiscal 2010 target and maximum award levels for each of our named executive officers participating in the MIP would be as follows:

	Target
Executive Officer	Award	Maximum
Name and Title	Level	Award
Christopher J. Munyan, President and Chief Executive Officer	$525,000	$1,050,000

Scott M. Shea, President of Berwick Offray LLC and Cleo Inc	$248,640	$497,280

William G. Kiesling, Vice President – Legal and Human Resources	$240,400	$480,800

Clifford E. Pietrafitta, Vice President – Finance, and Chief Financial Officer	$239,040	$478,080

The performance period for the awards shown in the table is April 1, 2009 to March 31, 2010. With respect to Messrs. Munyan, Pietrafitta and Kiesling, the sole performance metric for determining whether, and the extent to which, such awards will be paid is our achievement of diluted earnings per share (“EPS”) in excess of a minimum “threshold” level determined by the Human Resources Committee. If the minimum EPS threshold is exceeded, the amount of each award will depend on the extent to which actual EPS exceeds the minimum level. The Human Resources Committee also established “target” and “maximum” EPS levels that must be reached in order for awards to be paid at the target and maximum levels, respectively, reflected in the table. For purposes of determining if, and the extent to which, the EPS performance goal has been achieved, our EPS for fiscal 2010 will be subject to certain formulaic, non-discretionary adjustments for acquisitions, divestitures, restructurings, extraordinary items and the cumulative effect of tax or accounting changes.

With respect to Mr. Shea, there will be two performance metrics for determining whether, and the extent to which, an award will be paid for fiscal 2010: (i) our achievement of EPS in excess of the aforementioned minimum threshold level determined by the Human Resources Committee, and (ii) the achievement by the BOC Design Group (the business unit for which Mr. Shea has responsibility) of operating income in excess of a minimum threshold level determined by the Human Resources Committee. For purposes of determining if, and the extent to which, the operating income performance goal has been achieved, the BOC Design Group’s operating income for fiscal 2010 will be subject to certain formulaic, non-discretionary adjustments for restructurings, extraordinary items and the cumulative effect of tax or accounting changes. Sixty percent of Mr. Shea’s target award level is based on the operating income metric and forty percent of such amount is based on the CSS EPS metric.

The amounts payable under the MIP for the fiscal 2010 performance period will not be determined until after the performance period is completed and achievement of the performance goals is determined. The determination as to whether these goals have been achieved will be made following the end of the performance period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By: /s/ William G. Kiesling
William G. Kiesling
Vice President-Legal and Human
Resources and General Counsel

Date: April 24, 2009

4